U.S. Securities and Exchange Commission

                  Washington, D.C. 20549



                         FORM 8-K

                      CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934








Date of Report (Date of earliest event reported):  September 25, 2003



              INFOTEC BUSINESS SYSTEMS, INC.
  (Exact name of Registrant as specified in its charter)



         NEVADA          333-90618          98-0358149
(State or other
jurisdiction             Commission      (I.R.S. Employer
of incorporation)         File No.      Identification No.)



444 Columbia Street E., New Westminster, B.C. Canada    V3L 3W9
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code  (604) 777-1707


(Former address and former fiscal year end, if changed since last report)





ITEM 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On September 25, 2003, the Board of Directors of the Company approved the Company's entering into an amendment to a licensing agreement (License Amendment Agreement) with CTEC Security Solutions Inc. to allow the Company to sell and service commguard branded products and services throughout the world on a nonexclusive basis. Under a Licence Agreement which formalized a preliminary agreement effective May 7, 2003, the Company was restricted to selling and servicing commguard branded products and services on a nonexclusive basis in the United States. In consideration of the additional territory granted to the Company and for the transfer of CTEC Security Solution Inc.'s Canadian contacts and potential customers, the Company has agreed to an additional license fee composed of $0.25 per month for each digital certificate issued and in force to its customers. Mr. Danvers, the Company's President, is a director, officer and minor shareholder of CTEC Security Solutions Inc. and abstained from voting on this resolution.



ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

   (c)  Exhibits             Description of Documents

      10.1     License Agreement

      10.2     License Amendment Agreement







                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


               INFOTEC BUSINESS SYSTEMS, INC.
                        (Registrant)




                       By: /s/ Robert Danvers

                       (Robert Danvers,  Principal Executive Officer)



   DATED. September 30, 2003